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                            DISTRIBUTION AGREEMENT

    THIS AGREEMENT is between Renaissance Golf Products Inc. (RENAISSANCE) and the undersigned Proformance Research Organization, Inc./authorized Distributor (DISTRIBUTOR). This agreement does not establish a franchise, sub franchise, agency or any relationship other than a distributor relationship. Neither RENAISSANCE nor DISTRIBUTOR has any authority to make representations, warranties or agreements for the other party.

    1. SCOPE OF AGREEMENT. Renaissance warrants that they have the right to grant the rights defined herein. The DISTRIBUTOR has the right, but not the obligation, to sell, RENAISSANCE'S "Golf related materials". "Golf related materials" are golf related products bearing the FILA brand including but not limited to golf clubs, bags, balls, gloves, head wear, head covers travel cases, umbrellas, and towels (see Exhibit A - WHLS price list - subject to change with 90 day notice).

    2. NATURE OF THE RELATIONSHIP. The success or failure of the DISTRIBUTOR'S business is the responsibility of the DISTRIBUTOR and RENAISSANCE does not make any projection or guarantee as to the success of the DISTRIBUTOR business. RENAISSANCE does not exercise control over the DISTRIBUTOR'S business methods or offer advice on how to run DISTRIBUTOR'S business.

        RENAISSANCE does require that DISTRIBUTOR not affect RENAISSANCE'S goodwill, copyrights, trademarks, and valuable business reputation by acting in a disreputable, illegal, immoral or unprofessional manner and DISTRIBUTOR hereby agrees not to act in such a manner or make representations that are not within the bounds provided by RENAISSANCE in any manner.

    3. DISTRIBUTION RIGHTS. The DISTRIBUTOR is granted non-exclusive distribution rights for the marketing of the "Golf related materials" through the distributors Golf Schools, Learning Centers and Certified Instructors, as long as the DISTRIBUTOR is in compliance with the terms of this Agreement. The provision does not exclude RENAISSANCE from marketing in any area. The DISTRIBUTOR may directly or indirectly "including through sub-distributors, wholesalers, agents and persons similar to the DISTRIBUTOR) sell any products or services to any person in any area as well. As approved by RENAISSANCE in writing, if the DISTRIBUTOR sells to other persons for re-sale, or otherwise has other persons sell products sold by DISTRIBUTOR, the DISTRIBUTOR will assure that such person does not violate this Agreement and a violation by such persons shall be considered a violation by the DISTRIBUTOR.

    4. USE OF RENAISSANCE'S PROFESSIONAL IDENTITY. Subject to the terms and conditions contained in this agreement, and Renaissance review and written approval, RENAISSANCE hereby grants to DISTRIBUTOR the right to utilize RENAISSANCE's identity (including Logo's) in connection with the packaging and any advertising and promotion of the "Golf related materials" and/or DISTRIBUTOR'S business. RENAISSANCE shall make a representative available for reasonable advertising and or promotional efforts made by the DISTRIBUTOR, at company's expense, one day each quarter, if so desired, by the DISTRIBUTOR, such efforts shall require 30 days notice.

    5. CONFIDENTIALITY. If the DISTRIBUTOR receives any confidential information from RENAISSANCE, the DISTRIBUTOR will not disclose such information to any third person and will use that information only in the name of RENAISSANCE copyrighted and licensed to DISTRIBUTOR. This provision shall be enforced by a court to the maximum extend and duration permitted under applicable law and the court may modify this provision to accomplish its intended purpose to the maximum extent.

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    6.  TERM AND TERMINATION.  The Term of this Agreement shall be one year from the date of execution, subject to automatic renewal each year for a period of three years unless otherwise terminated. Termination - Either party may terminate this Agreement upon 90 (ninety) days written notice. It is expressly understood that, in the event the DISTRIBUTOR is in breach of this agreement via a breach of agreement by sub-distributor, termination of the sub-distributor, agreement shall be deemed to be remedy of the breach.

    7. CHOICE OF LAW AND VENUE. This Agreement is governed by the laws of Utah (including laws on the amount and type of damages that may be awarded), excluding laws on choice of law. The federal and state courts located in Salt Lake City, Utah shall be the exclusive forum for any suit or proceeding, and each party hereto hereby consents to the jurisdiction of such courts, provided, however, the RENAISSANCE may elect to bring a suit or proceeding against the DISTRIBUTOR is another appropriate jurisdiction.

    MISCELLANEOUS:

         a. The DISTRIBUTOR has all rescission rights, in any provided by state or federal law.
         b.  Notices hereunder will be given by Certified Mail.
         c. Provisions, which by their sense should survive termination of this Agreement, including the confidentiality provisions and prohibitions on reproduction of materials or production of similar materials, shall survive termination.
         d. A party shall not be liable for any delay or inability to perform, which is outside its reasonable control.
         e. The DISTRIBUTOR is responsible for collecting and remitting all sales, and other taxes on sales by the DISTRIBUTOR.
         f. RENAISSANCE will offer training regarding to the DISTRIBUTOR and of their employees and sub-distributors at no cost.
         g. This is an integrated agreement. No promises or representations have been made by one party to the other that are not set forth in this document.

DISTRIBUTOR:  Proformance Research Organization, Inc.


BY:  /s/ William D. Leary           7-21-98
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     William D. Leary, President     Date


RENAISSANCE / FILA:


BY:  /s/ Kirk Moore
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     RENAISSANCE/FILA                         Date